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                                                                   EXHIBIT 99(a)
                                PROFFITT'S, INC.

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                             750 Lakeshore Parkway
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                           Birmingham, Alabama 35211
          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS, JANUARY 30, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    R. Brad Martin and Julia A. Bentley, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Special Meeting of Shareholders of Proffitt's, Inc. to be held on January 30, 1998, at 10:00 a.m., local time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

    1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. Approval of the Agreement and Plan of Merger, dated as of October 29, 1997 (the "Merger Agreement") among Proffitt's, Inc. (the "Company"), LaSalle Merger Corporation, an Illinois corporation and wholly-owned subsidiary of the Company ("Sub") and Carson, Pirie, Scott & Co. ("CPS"), pursuant to which Sub will merge with and into CPS, which will result in CPS becoming a wholly-owned subsidiary of the Company (the "Merger").

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    2. APPROVAL OF THE STOCK ISSUANCE. Approval of the issuance of shares of the Company's Common Stock, par value $0.10 per share (the "Company Common Stock"), in connection with the Merger Agreement, including the issuance of shares of Company Common Stock in the Merger and upon the exercise of stock options of CPS which, pursuant to the terms of the Merger Agreement, following the Merger will constitute options to purchase shares of Company Common Stock (the "CPS Options").

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    3. APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CHARTER.Approval and adoption of an amendment to the Company's Amended and Restated Charter to increase the number of shares of Company Common Stock authorized for issuance thereunder by 200,000,000 shares from 100,000,000 shares to 300,000,000 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    4. In their discretion, the Proxies are authorized to vote upon such other business (none at the time of solicitation of this Proxy) as may properly come before the meeting, or any adjournment thereof.
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    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSITIONS. THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

    The undersigned acknowledges receipt of Notice of said Special Meeting and the accompanying Joint Proxy Statement/Prospectus, and hereby revokes all proxies heretofore given by the undersigned for said Special Meeting.

    THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

                                             Dated: ______________________, 1998
                                             ___________________________________
                                             Signature of Shareholder
                                             ___________________________________
                                             (Signature of Shareholder (if held
                                             jointly)

                                             PLEASE DATE THIS PROXY AND SIGN
                                             YOUR NAME OR NAMES EXACTLY AS SHOWN
                                             HEREON. WHEN SIGNING AS AN
                                             ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                             TRUSTEE OR GUARDIAN, PLEASE SIGN
                                             YOUR FULL TITLE AS SUCH. IF THERE
                                             ARE MORE THAN ONE TRUSTEE, OR
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                                             JOINT OWNERS, ALL MUST SIGN. PLEASE
                                             RETURN THE PROXY CARD PROMPTLY
                                             USING THE ENCLOSED ENVELOPE.